Exhibit 99.1
Dollar Tree Completes Sale of Family Dollar Business to Brigade Capital Management and Macellum Capital Management

CHESAPEAKE, Va. – (BUSINESS WIRE) – July 7, 2025 – Dollar Tree, Inc. (NASDAQ: DLTR) (the “Company”) today announced the completion of the previously announced sale of its Family Dollar business segment to Brigade Capital Management, LP (“Brigade”) and Macellum Capital Management, LLC (“Macellum”) for an aggregate base purchase price of $1,007.5 million in cash, subject to certain adjustments. Net proceeds from the sale are estimated to total approximately $800 million comprised of $665 million paid at closing and approximately $135 million as a result of the monetization of cash prior to closing through a reduction of net working capital. The Company now expects the economic impact of tax benefits from losses on the sale to be approximately $375 million. These amounts are subject to final adjustment approximately 90 days after the closing date.

“The completion of this transaction marks a defining moment for Dollar Tree,” said Mike Creedon, Chief Executive Officer of Dollar Tree, Inc. “With a singular focus on our core business, we are doubling down on what we do best – delivering value, convenience, and discovery to our customers every day. Now more than ever before, we are poised to accelerate our growth, innovate faster, and unlock our full potential as a category leader in value retail.”

As a standalone company, Dollar Tree will continue to grow through compelling initiatives like its expanded assortment, new store growth, and attracting new customers. Since the company’s founding nearly 40 years ago, Dollar Tree has grown to a 9,000-strong store footprint, reflecting its strength as one of the most powerful value retailers in North America.

As previously disclosed, with the closing of this transaction, Dollar Tree will begin a Transition Services Agreement (TSA). The Company will be reimbursed for the cost of providing these services. The company expects an offsetting reduction to SG&A, resulting from a combination of this reimbursement of TSA expenses and a reduction in headcount expenses because of employees who will now be employed by Family Dollar.

The transaction was announced on March 26, 2025, and concludes Dollar Tree’s review of strategic alternatives for the Family Dollar business segment, which began in June 2024.

J.P. Morgan Securities LLC served as financial advisor and Davis Polk & Wardwell LLP served as legal advisor to Dollar Tree.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our plans and expectations regarding our business, including the impact of various initiatives, growth prospects, and other plans, objectives, expectations (financial and otherwise) and intentions. Our forward-looking statements also include statements and expectations regarding our sale of Family Dollar, the proceeds thereof (which are subject to final adjustment), and the related TSA. The transactions described may disrupt our business operations, be more difficult or costly than expected or fail to achieve the anticipated benefits. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 26, 2025, our Quarterly Report on Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

About Dollar Tree, Inc.
Dollar Tree Inc. (NASDAQ: DLTR), headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,000 stores and 18 distribution centers across 48 contiguous states and five Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. Additional information about Dollar Tree can be found at www.DollarTree.com.

Investors:
Robert A. LaFleur
Senior Vice President, Investor Relations
investorinfo@dollartree.com

Media:
Kate Kirkpatrick
Vice President, Communications
mediainquiries@dollartree.com
DLTR-G